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                                                     [CAREY LANGLOIS LETTERHEAD]




Amdocs Limited
Tower Hill House
Le Bordage
St. Peter Port
Guernsey
Channel Islands

                                                                    EXHIBIT 5.1

01 October 1999


Dear Sirs

RE: AMDOCS LIMITED
    REGISTRATION STATEMENT ON FORM F-3

We have acted as counsel to Amdocs Limited, a Guernsey Corporation ("the Company"), in connection with its Registration Statement on form F-3 ("the Registration Statement"), filed under the Securities Act of 1933, as amended ("the Act"), relating to the proposed public offering of up to 20,700,000 Ordinary Shares, Pound Sterling 0.01 per value ("the shares"), of the Company.

In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Articles of Association and the Memorandum of Association of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has duly organised and is validly existing as a corporation under the laws of Guernsey

2. The Shares have been duly authorised, and the Shares being sold by Amdocs International Limited when issued in accordance with the terms of the Underwriting Agreement in substantially the form filed as
         Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid, and non-assessable.
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                                                    [CAREY LANGLOIS LETTERHEAD]


2
Amdocs Limited                                                   1 October 1999
_______________________________________________________________________________
We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

Yours faithfully


[CAREY LANGLOIS SIGNATURE]

Carey Langlois